UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite A, San Diego CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 16, 2010, Lpath, Inc. (the “Company”) completed a private placement sale of 6,978,128 shares of Class A common stock at $0.70 per share for gross proceeds of $4.9 million pursuant to the terms and conditions of a Securities Purchase Agreement.

Each investor also received a Warrant to purchase that number of shares of Class A common stock equal to 50% of the number of shares of Class A common stock they purchased in the private placement. The Warrants have a two-year term and are immediately exercisable at a price of $1.00 per share.

As part of this financing, the Company and the purchasers entered into a Registration Rights Agreement, under which the Company agreed to file a registration statement covering the resale of the shares of Class A common stock sold in this financing, as well as those shares issuable upon exercise of the Warrants.

The net proceeds received by the Company are expected to be approximately $4.7 million, after deducting the proceeds from commissions, legal fees and certain deal-related expenses payable by the Company.

Griffin Securities, Inc., Musket Research Associates, Inc. and Andrew Garrett, Inc. served as placement agents for the financing. In addition to commissions, the Company issued the placement agents Warrants to purchase 138,904 shares of Class A common stock, with a term of two years and an exercise price of $1.00 per share.

A complete copy of the form of Warrant, the Securities Purchase Agreement, the Registration Rights Agreement and the Company’s press release related to the private placement are attached hereto as Exhibits 4.10, 10.17, 10.18 and 99.1, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the November 16, 2010 private placement described in Item 1.01 above, the Company issued 6,978,128 shares of its Class A common stock and Warrants to purchase up to 3,489,064 additional shares of its Class A common stock to accredited investors. The Company also issued Warrants to purchase up to 138,904 shares of Class A common stock to the placement agents participating in the financing. The shares of Class A common stock and the Warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.10	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated November 16, 2010.

10.17	Securities Purchase Agreement, dated November 16, 2010, by and among Lpath, Inc. and each purchaser identified therein.

10.18	Registration Rights Agreement, dated November 16, 2010, by and among Lpath, Inc. and each purchaser identified therein.

99.1	Press release, dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: November 18, 2010	By:	/S/ GARY J. G. ATKINSON
	Name:	Gary J.G. Atkinson
	Title:	Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description

4.10	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated November 16, 2010.

10.17	Securities Purchase Agreement, dated November 16, 2010, by and among Lpath, Inc. and each purchaser identified therein.

10.18	Registration Rights Agreement, dated November 16, 2010, by and among Lpath, Inc. and each purchaser identified therein.

99.1	Press release, dated November 16, 2010.